AMENDMENT NO. ONE
TO THE
EMPLOYMENT AGREEMENT

        THIS AMENDMENT is entered into as of the 3rd day of May, 2001 by and between COMMUNITY BANK (the "Corporation"), a federally chartered savings bank, and P. DOUGLAS RICHARD (the "Executive").

WITNESSETH:

        WHEREAS, the Corporation and the Executive entered into an employment agreement dated as of the 29th day of September, 2000 (the "Employment Agreement"); and

        WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to set the expiration of the term of the Executive's employment under the Employment Agreement at March 31, 2003.

        NOW, THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agree that the Employment Agreement shall be amended, as follows:

        1. Section 1 of the Employment Agreement is hereby amended and revised to read as follows:

EMPLOYMENT: The Corporation agrees to, and does hereby, employ the Executive, and the Executive agrees to, and does hereby, accept such employment, for the period beginning on September 29, 2000 and ending on March 31, 2003.

        2. Except as specifically amended above, all terms, conditions, covenants and other provisions of the Employment Agreement shall remain in full force and effect as set forth therein.

        3. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Corporation.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. One to the Employment Agreement effective as of March 31, 2001.

"EXECUTIVE"
ATTEST:	/s/ Martha Chandler	/s/ P. Douglas Richard P. Douglas Richard
COMMUNITY BANK
ATTEST:	/s/ Martha Chandler	By:	/s/ James R. Cooke, Jr. Chairman of the Board

AMENDMENT NO. TWO
TO THE
EMPLOYMENT AGREEMENT

        THIS AMENDMENT is entered into as of the 29th day of March, 2002 by and between COMMUNITY BANK (the "Corporation"), a federally chartered savings bank, and P. DOUGLAS RICHARD (the "Executive").

WITNESSETH:

        WHEREAS, the Corporation and the Executive entered into an employment agreement dated September 29, 2000 (the "Employment Agreement"); and

        WHEREAS, pursuant to Amendment No. One to the Employment Agreement dated May 3, 2001, the Corporation and the Executive amended the Employment Agreement to set the expiration of the term of the Executive's employment under the Employment Agreement at March 31, 2003; and

        WHEREAS, the Corporation and Executive desire to further amend the Employment Agreement as described below.

        NOW, THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agree that the Employment Agreement, as amended and currently in effect, shall be further amended, as follows:

        1.  Section 1 of the Employment Agreement is hereby amended and revised to read as follows:

EMPLOYMENT: The Corporation agrees to, and does hereby, employ the Executive, and the Executive agrees to, and does hereby, accept such employment, for the period ending on March 31, 2004, subject to earlier termination as provided herein. Beginning on March 31, 2003, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, unless either the Corporation or the Executive gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended, provided that such term will not be automatically extended unless, prior to each March 31 anniversary date, the Board of Directors of the Corporation explicitly reviews the performance of the Executive and approves the extension. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms.

        2. Section 3.(a) of the Employment Agreement is hereby amended and revised to read as follows:

        (a)        The Corporation agrees to pay the Executive during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Effective Date shall be $125,000 per year. The Executive's salary shall be payable in monthly, semi-monthly or bi-weekly installments in conformity with the Corporation's policy relating to salaried employees. The amount of the Executive's salary shall be reviewed by the Board of Directors not less often than annually. Any adjustments in salary or other compensation shall in no way limit or reduce any other obligation of the Corporation hereunder. The Executive's salary shall not be reduced below the highest base salary in effect for the Executive at any time. The Board of Directors, in its discretion, may cause the Corporation to pay bonuses to the Executive from time to time.

        3. Section 7.(c)(iii) of the Employment Agreement is hereby amended and revised to read as follows:

                (iii)        A reduction by the Corporation of the Executive's then current base salary;

        4. Except as specifically amended above, all terms, conditions, covenants and other provisions of the Employment Agreement shall remain in full force and effect as set forth therein.

        5. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Corporation.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. Two to the Employment Agreement effective as of March 29, 2002.

"EXECUTIVE"
ATTEST:	/s/ Brenda Haley	/s/ P. Douglas Richard P. Douglas Richard
COMMUNITY BANK
ATTEST:	/s/ Brenda Haley	By:	/s/ James R. Cooke, Jr. Chairman of the Board